AMENDMENT NO. 2
TO THE
AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 2, dated as of December 19, 2014 ("Amendment No. 2") to that certain Agreement and Plan of Merger, dated as of March 14, 2014 (the "Agreement") by and among Signal Point Holdings Corp. ("SP"), Roomlinx, Inc. ("Roomlinx") and Roomlinx Merger Corp. (the "Merger Sub"), as amended by Amendment No. 1 dated as of September 22, 2014. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, the parties desire to amend the terms of the Agreement, pursuant to the terms and conditions set forth herein, as of the date hereof.

NOW, THEREFORE in consideration of mutual covenants and premises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1. Section 9.1(a) (ii) of the Agreement is hereby amended by deleting the reference therein to "November 15, 2014" and inserting in lieu thereof "January 15, 2015".

2. Except as expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

3. This Amendment No. 2 may be executed in counterparts, which taken together shall constitute one and the same instrument, and either of the parties hereto may execute Amendment No. 2 by signing either such counterpart.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

SP:

Signal Point Holdings Corp.

By: ______________________

Name: Robert DePalo
Title: Chief Executive Officer

ROOMLINX:

Roomlinx, Inc.

By: ______________________

Name: Michael Wasik
Title: Chief Executive Officer

ROOMLINX MERGER CORP.

By: ______________________

Name: Michael Wasik
Title: Chief Executive Officer